Exhibit (b)

CERTIFICATION OF CEO AND CFO PURSUANT

TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF

2002

In connection with the Certified Shareholder Report on Form N-CSR of NorthStar Real Estate Capital Income Fund-T (the “Trust”) the period from May 6, 2016 (commencement of operations) through December 31, 2016, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Form N-CSR”), Daniel R. Gilbert, as Chief Executive Officer of the Company, and Frank V. Saracino, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

•	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2017

/s/ Daniel R. Gilbert
Daniel R. Gilbert
Chief Executive Officer and President

/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer and Treasurer